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                            OFFICER POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

         The undersigned, as officer of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                    Growth Trust
                             Growth and Income Trust
                                    Income Trust
                              Tax-Free Income Trust
                                    World Trust

hereby constitutes and appoints William R. Pearce and Leslie L. Ogg or either one of them, as his attorney-in-fact and agent, to sign for him in his name, place and stead, as an officer, any and all further amendments to said registration statements filed pursuant to said Act and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting him the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

         Dated the 24th day of November, 1998.




/s/  Stuart A. Sedlacek
     Stuart A. Sedlacek